AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 28, 1998
                                                    Registration No. 333-
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                REUTERS GROUP PLC

             (Exact name of Registrant as specified in its charter)

      England and Wales                                           None
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                              Identification No.)

                                 85 Fleet Street
                            London EC4P 4AJ, England
                    (Address of principal executive offices)


                                    PLAN 2000
                           Employee Share Option Plan
                            (Full title of the plan)


                             Nancy C. Gardner, Esq.
                                Corporate Counsel
                              Reuters America Inc.
                                  1700 Broadway
                            New York, New York 10019
                                 (212) 603-3300

            (Name, address and telephone number of agent for service)


                           Copy of Communications to:

                           William A. Plapinger, Esq.,
                               Sullivan & Cromwell
                                St. Olave's House
                               9a Ironmonger Lane
                            London EC2V 8EY, England


                                        CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------------
                                                                     Proposed           Proposed
                                                                     maximum            maximum
                                                  Amount             offering           aggregate            Amount of
Title of securities                               to be              price per          offering           registration
to be registered                                registered(1)        share(2)           price(2)                fee
---------------------------------------------------------------------------------------------------------------------------------
Reuters Group PLC
Ordinary Shares of 25p..............            12,500,000          $10.57             $132,125,000      $38,977
---------------------------------------------------------------------------------------------------------------------------------

(1)  The amount of Ordinary Shares being registered represents the estimated maximum aggregate amount issuable to employees in the
     United States pursuant to the Plan 2000 Employee Share Option Plan ("the Plan").

(2)  In  accordance  with Rule  457(h),  the maximum  offering  price per share has been  calculated  pursuant to Rule  457(c).  The translation of pounds sterling into US dollars has been made at the noon buying rate on July 24, 1998 of (pound)1 = $1.6594.

                                     PART I

                     INFORMATION REQUIRED IN THE PROSPECTUS


ITEM 1.        PLAN INFORMATION

         All information required by Part I of Form S-8 to be contained in the
Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.

ITEM 2.        REGISTRANT INFORMATION AND EMPLOYEE
               PLAN ANNUAL INFORMATION

         All information required by Part I of Form S-8 to be contained in the
Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.        Incorporation of Documents by Reference

         The documents listed in (a) through (c) below are incorporated herein by reference:

         (a) The Registrant's Annual Report on Form 20-F for the fiscal year ended December 31, 1997.

         (b) The Registrant's Special Report on Form 6-K dated March 5, 1998, which includes a description of the Registrant's share capital and the American depositary receipts representing the Registrant's ordinary shares of 25p each.

         (c) The Registrant's Reports on Form 6-K dated January 20, 1998, February 4, 1998, February 10, 1998, February 19, 1998, April 2, 1998, May 13, 1998, July 15, 1998 and July 23, 1998.

         (d) The Registrant's Special Report on Form 6-K dated July 23, 1998, which includes unaudited condensed consolidated interim financial statements of the Registrant at and for the six months ended June 30, 1998 as well as certain cautionary statements.

         All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment hereto which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4.        Description of Securities

         Not applicable.

Item 5.        Interests of Named Experts and Counsel

         None.

Item 6.        Indemnification of Directors and Officers

         Section 310 of the Companies Act 1985 of Great Britain, as amended (the "Companies Act"), provides:

          (1) This section applies to any provision, whether contained in a company's articles or in any contract with the company or otherwise, for exempting any officer of the company or any person (whether an officer or not) employed by the company as auditor from, or indemnifying him against, any liability which by virtue of any rule of law would otherwise attach to him in respect of any negligence, default, breach of duty or breach of trust of which he may be guilty in relation to the company.

          (2) Except as provided by the following subsection, any such provision is void.

          (3) This section does not prevent a company -

               (a) from purchasing and maintaining for any such officer or auditor insurance against any such liability, or

               (b) from indemnifying any such officer or auditor against any liability incurred by him -

                    (i) in defending any proceedings (whether civil or criminal)
               in which judgment is given in his favour or he is acquitted, or

                    (ii) in connection with any application under section 144(3)
               or (4) (acquisition of shares by innocent nominee) or section 727 (general power to grant relief in case of honest and reasonable conduct) in which relief is granted to him by the court.

          Section 727 of the Companies Act provides:

          (1) If any proceedings for negligence, default, breach of duty or breach of trust against an officer of a company or a person employed by a company as an auditor (whether he is or is not an officer of the company) it appears to the court hearing the case that that officer or person is or may be liable in respect of the negligence, default, breach of duty or breach of trust but that he has acted honestly and reasonably, and that, having regard to all the circumstances of the case, including those connected with his appointment, he ought fairly to be excused for the negligence, default, breach of duty or breach of trust, that court may relieve him, either wholly or partly, from his liability on such terms as the court may think fit.

          (2) If any such officer or person aforesaid has reason to apprehend that any claim will or might be made against him in respect of any negligence, default, breach of duty or breach of trust, he may apply to the court for relief; and the court on any such application shall have the power to relieve him as under this section it would have had if it had been a court before which proceedings against that person for negligence, default, breach of duty or breach of trust had been brought.

          (3) Where any case to which subsection (1) of this section applies is being tried by a judge with a jury, the judge, after hearing the evidence, may, if he is satisfied that the defendant or defender ought in pursuance of that subsection to be relieved either in whole or in part from the liability sought to be enforced against him, withdraw the case in whole or in part from the jury and forthwith direct judgement to be entered for the defendant or defender on such terms as to costs or otherwise as the judge may think proper.

     Regulation 155 of the Registrant's Articles of Association provides:

         Subject to the provisions of and so far as may be consistent with the [Companies Act], every Director, Auditor, Secretary or other officer of the [Registrant] shall be entitled to be indemnified by the [Registrant] out of its own funds against all costs, charges, losses, expenses and liabilities incurred by him in the actual or purported execution and/or discharge of his duties and/or the exercise or purported exercise of his powers and/or otherwise in relation to or in connection with his duties, powers or office including (without prejudice to the generality of the foregoing) any liability incurred by him in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him as an officer or employee of the [Registrant] and in which judgment is given in his favour (or the proceedings are otherwise disposed of without finding or admission of any material breach of duty on his part) or in which he is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him by the Court.

         Regulation 89(b) of the Registrant's Articles of Association provides:

         Without prejudice to the provisions of Regulation 155 the Directors shall have power to purchase and maintain insurance for or for the benefit of any persons who are or were at any time directors, officers or employees or auditors of the [Registrant], or of any other company which is its parent undertaking or in which the [Registrant] or such parent undertaking or any of the predecessors of the [Registrant] or of such parent undertaking has any interest whether direct or indirect or which is in any way allied to or associated with the [Registrant], or of any subsidiary undertaking of the [Registrant] or of any such other company, or who are or were at any time trustees of any pension fund in which any employees of the [Registrant] or any such other company or subsidiary undertaking are interested, including (without prejudice to the generality of the foregoing) insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported execution and/or discharge of their duties and/or in the exercise or purported exercise of their powers and/or otherwise in relation to their duties, powers or offices in relation to the [Registrant] or any such other company, subsidiary undertaking or pension fund.

Item 7.        Exemption from Registration Claimed

         Not applicable.

Item 8.        Exhibits

Exhibit No.                           Description
-----------                           -----------

     4.1 Memorandum and Articles of Association of the Registrant (filed as Exhibit 2.1 to the 1997 Form 20-F and incorporated herein by reference).

     5.1             Opinion of Clifford Chance.

     23.1            Consent of Clifford Chance (included in Exhibit 5).

     23.2            Consent of Price Waterhouse.

     24.1            Powers of Attorney (included on signature page).


Item 9.        Undertakings

         (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person against the Registrant in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Reuters Group PLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, England on July 22, 1998.

                                          REUTERS GROUP PLC



                                          By:
                                              /s/ Robert O. Rowley
                                              ------------------------
                                              Name:  Robert O. Rowley
                                              Title: Finance Director



                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Robert O. Rowley such person's true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for such person and in such person's name, place and stead, in any and all capacities to sign any and all post-effective amendments to this Registration Statement, and to file the same with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in a person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 22, 1998.


Name                                    Title
----                                    -----



/s/ Christopher Anthony Hogg            Non-Executive Chairman
------------------------------------    and Director
Sir Christopher Anthony Hogg


/s/ Peter James Denton Job              Chief-Executive-and Director
------------------------------------    (Principal Executive Officer)
Peter James Denton Job


/s/ Robert Oscar Rowley                 Finance Director
------------------------------------    (Principal Financial Officer)
Robert Oscar Rowley


/s/ Jean-Claude Marchand                Director
------------------------------------
Jean-Claude Marchand

Name                                    Title
----                                    -----


/s/ John Michael Coldwell Parcel        Director
------------------------------------
John Michael Coldwell Parcel


/s/ David Granger Ure                   Director
------------------------------------
David Granger Ure


/s/ Andre-Francois Helier Villeneuve    Director
------------------------------------
Andre-Francois Helier Villeneuve


/s/Robert Patten Bauman                 Director
----------------------------------
Robert Patten Bauman


/s/ John Anthony Craven                 Director
----------------------------------
Sir John Anthony Craven


                                        Director
----------------------------------
Michael Philip Green


/s/ Roberto G Mendoza                   Director
----------------------------------
Roberto G Mendoza


/s/ Richard Lake Olver                  Director
----------------------------------
Richard Lake Olver


/s/ Charles James Francis Sinclair      Director
----------------------------------
Charles James Francis Sinclair


/s/ David Alan Walker                   Director
----------------------------------
Sir David Alan Walker


/s/ Philip Kenneth Wood                 Deputy Finance Director
----------------------------------      (Principal Accounting Officer)
Philip Kenneth Wood


/s/ Nancy Christine Gardner             Authorized Representative in the United
----------------------------------      States
Nancy Christine Gardner

                                Index to Exhibits

Exhibit No.                               Description
-----------                               -----------

        4.1 Memorandum and Articles of Association of the Registrant (filed as Exhibit 2.1 to the 1997 Form 20-F and incorporated herein by reference).

        5.1         Opinion of Clifford Chance.

        23.1        Consent of Clifford Chance (included in Exhibit 5).

        23.2        Consent of Price Waterhouse.

        24.1        Powers of Attorney (included on signature page).


                                      II-8